                                                                    EXHIBIT 23.1



INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-22977 of Quanex Corporation on Form S-8 of our report dated May 22, 1998 appearing in the Annual Report of Form 11-K of the Piper Impact 401 (k) Savings Plan for the year ended December 31, 1997.


/s/ DELOITTE & TOUCHE LLP
-----------------------------------
DELOITTE & TOUCHE LLP



Houston, Texas
June 29, 1998